UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Feb. 9, 2009

DYNAMIC GOLD CORP.
(Exact name of Registrant as specified in charter)

Nevada	333-119823	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 – 675 West Hastings Street, Vancouver, British Columbia		V6B 1N2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(604) 488-0860

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

(b) Resignation of Chief Financial Officer

Ms. Chantal Schutz resigned from the position of Chief Financial Officer of Dynamic Gold Corp. on Feb. 6 2009 effective Feb. 6, 2009, to pursue other professional experience.  Ms. Schutz did not resign due to any disagreements, in whole or in part with the Company, or because of any improprieties or any other matter relating to the Company’s operations, policies or practices.

(c)  Appointment of New Chief Financial Officer

The Board of Directors has appointed Mr. Gordon Steblin, BComm, CGA, as Chief Financial Officer of Dynamic Gold Corp.

Mr. Steblin is forty-eight (48) years of age.  Mr. Steblin graduated from the University of British Columbia in 1983 with a Bachelor’s degree in Commerce specializing in accounting and became a Certified General Accountant in 1985. Mr. Steblin has over 20 years experience in the mining exploration industry.

There is no family relationship between Mr. Steblin and the existing officers and directors of Dynamic Gold Corp.

There are no relationships or related transactions required to be disclosed concerning Mr. Steblin.

Dynamic Gold Corp. has not entered into an employment agreement with Mr. Steblin and does not expect to enter into an employment agreement with Mr. Steblin at this time.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 5.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ Tim Coupland
Tim Coupland
President, Chief Executive Officer and
a Member of the Board of Directors

Dated: February 10, 2009